Exhibit 99.3
1 Product Introduction · July 2012
AncestryDNA: Strategic rational Existing subscribers: a meaningful extension to their current Ancestry.com experience Non-subscribers: a way to learn about your family history with little research or time commitment 2
AncestryDNA: How it works 3 Purchase Test: Receive kit in the mail Mail in DNA sample to lab for processing Lab sends DNA results to ACOM ACOM runs algorithms to determine predicted ethnicity and genetic cousins
4 Product Simple Interface: No scientific jargon Easy to understand Intuitive to use
5 Genetic Ethnicity: Maps your family tree member's birth locations on a map View family migration Currently report on 20 ethnic regions (including multiple regions in Europe, European Jewish, and Native American) Product
AncestryDNA: How it works 6 Find and Connect to Genetic Cousins: Early network effects being observed Most customers connecting with fourth-sixth cousin matches. A fourth cousin is five (5) generations or a common ancestor about ~ 125-150 years ago Approximate timeframe for most recent common ancestors found is mid-1700 to early 1800s, with some in the 1600s
AncestryDNA: How it works 7 Cousin Matching: Compare ethnicity of your genetic cousin View your match's family tree Common surnames in both trees identified to help find common ancestor
AncestryDNA: How it works 8 Cousin Matching: Compare ethnicity of your genetic cousin View your match's family tree and your family tree birth locations on a map Common birth locations in both trees identified to help find common ancestor
AncestryDNA: How it works 9 Most Recent Common Ancestor (MRCA): ACOM searches both trees MRCA hinted if found Traces path for both customers to MRCA